Exhibit 99.1 (a) 4

Pro Forma Combined Statement of Income
For the Nine Months Ended March 1, 2002
Unaudited
(in thousands, except per share data)

	NDCHealth	TechRx	Pro Forma Adjustments (b)		Pro Forma NDCHealth
Revenues:
Information management	$110,226	$—	$—		$110,226
Network services and systems	144,291	34,702	(6,329)	(1)	172,664
Divested businesses	4,360	—	—		4,360

	258,877	34,702	(6,329)		287,250

Operating expenses:
Cost of service	127,356	30,967	(4,744)	(1)	153,579
Sales, general and administrative	57,592	8,822	—		66,414
Depreciation and amortization	18,426	5,997	(2,564)	(1,5)	21,859
Restructuring and impairment charges	—	9,082	—		9,082

	203,374	54,868	(7,308)		250,934

Operating income (loss)	55,503	(20,166)	979		36,316

Other income (expense):
Interest and other income	1,140	126	(264)	(1)	1,002
Interest and other expense	(7,156)	(1,044)	(572)	(1,4)	(8,772)
Minority interest in losses	1,680	—	7,842	(2)	9,522

	(4,336)	(918)	7,006		1,752

Income (loss) before income taxes and equity in losses of affiliated companies	51,167	(21,084)	7,985		38,068

Provision for income taxes	18,420	60	2,874	(6)	21,354

Income (loss) before equity in losses of affiliated companies	32,747	(21,144)	5,111		16,714
Equity in losses of affiliated companies	(1,750)	—	1,410	(3)	(340)

Net income (loss)	$30,997	$(21,144)	$6,521		$16,374

Basic earnings per share	$0.91				$0.48

Number of shares	34,045				34,447
Diluted earnings per share	$0.87				$0.45

Number of shares	39,735				35,997

The accompanying notes are an integral part of this Pro Forma Combined Statement of Income.